                                                                    EXHIBIT 10.4



CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST TO THE COMMISSION FOR CONFIDENTIAL TREATMENT. SUCH OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                                                  STORE NUMBER OR COC:


                       RENTRAK NATIONAL ACCOUNT AGREEMENT


INSTRUCTIONS

     All shaded areas of this AGREEMENT must be completed. Processing fees are:

                                                     U.S. FEE
                                                    ----------
First store:...................................     $1,995.00
Multiple stores owned by the same Retailer:
     a) Additional stores signed at the same time
            as first store.....................       $995.00
     b) Additional stores signed at a later date    $1,995.00

     Retailer's check in the amount of $              is attached.
                                        -------------


AGREEMENT

     This AGREEMENT by and between Rentrak Corporation ("Rentrak") and Video Update, Inc. ("Retailer") is made effective as of the date executed by Rentrak below.

     Retailer operates retail locations. This Agreement shall cover the retail establishments ("Location(s)") listed on Exhibit A hereto and will also cover future stores defined in Section 3 P. In addition, Retailer operates the central office (Office) and/or warehouse facility (Warehouse) listed on Exhibit A.

     Rentrak distributes prerecorded videocassettes and other media (hereinafter referred to as "Cassettes" or "PPT Product") pursuant to a lease arrangement known as Pay-Per-Transaction(SM) ("PPT(R)" or the PPT(R) System"). Retailer desires to participate in the PPT System.

     In consideration of the mutual promises and agreements contained herein, the parties agree as follows:

     1. THE PARTIES INTEND THAT THIS AGREEMENT CONSTITUTES A TRUE LEASE OF CASSETTES BETWEEN RETAILER AS LESSEE AND RENTRAK AS LESSOR. OWNERSHIP AND LEGAL TITLE TO THE CASSETTES SHALL NOT TRANSFER OR OTHERWISE PASS FROM RENTRAK TO RETAILER DURING OR FOLLOWING THE LEASE TERM UNLESS RETAILER HAS PROPERLY ACCOUNTED FOR THE PURCHASE OF THE CASSETTES IN ACCORDANCE WITH THE TERMS HEREOF AND PAID RENTRAK THE APPLICABLE SELL-THROUGH OR END-OF-TERM BUYOUT FEE.

     2. In the event Retailer does not meet Rentrak's credit minimum, annual rental volume and/or automated reporting requirements prior to receiving a Cassette from Rentrak, the processing fee, if any, will be refunded. In the event Retailer meets such requirements, Cassettes offered for lease by Rentrak and ordered by Retailer, subject to any ordering limitations which may be imposed, will be shipped "FOB Destination" to Retailer's Warehouse or at Retailer's request, to each Location. Retailer's last order accepted and confirmed by Rentrak shall be final. Rentrak will use its best efforts to assure delivery of Cassettes to Retailer on or before the street date. If Retailer's order or any portion thereof cannot be shipped, Rentrak or Retailer may cancel the unfilled order upon notice and without further liability to the other.

     3. Retailer agrees to:

     A) Use Rentrak-approved computer hardware and Point-of-Sale ("POS") system software. Retailer shall, prior to ordering Cassettes, complete, to Rentrak's sole satisfaction, a test of Retailer's computer system and communication ability. Retailer shall also install Rentrak's proprietary Rentrak Profit Maker Software ("RPM") on its computer system (which inclusive with the hardware, RPM, and POS system software are collectively referred to as the "POS System"). The RPM shall, at all times, remain the exclusive property of Rentrak.

     B) Timely remit all amounts due Rentrak.

     C) Comply with the reporting system established by Rentrak. Rentrak may modify the reporting system from time to time, and Retailer must comply with such modification within ninety (90) days of notice from Rentrak. Retailer shall provide Rentrak with and otherwise permit Rentrak to obtain all reports required pursuant to this Agreement from each Location's POS System and at Rentrak's request from Retailer's central computer (meaning the computer to which all Locations are reporting their rental and sale information, such computer being hereinafter referred to as the "Host Computer") daily. If Retailer cannot deliver the required reporting to Rentrak within seven (7) days of the due date, Rentrak may, at its sole election, cancel orders and refuse to accept additional orders in process until the required reporting is received.

     D) Honor the designated street date for, and all copyrights applicable to, Cassettes leased.

     E) Pay all sale, use, property or other taxes of any kind or nature assessed or levied by any taxing authority with respect to Cassettes acquired or leased pursuant hereto, except for income taxes of Rentrak.

     F) At the time of ordering, designate the number of Cassettes being ordered by each individual Location.

     G) Within forty-eight (48) hours of receipt at its Warehouse or at its Locations, whichever occurs first and prior to any rental thereof, bar-code the Cassettes, enter them into both the designated Location's POS System and the Host Computer and except as limited by paragraph 3(D), hereof, make them available for immediate rental. Cassettes retained at Retailer's Warehouse may not be so retained longer than five (5) days after the street date. Retailer shall use the identification codes and title spellings provided by Rentrak.

     H) Process through the appropriate Location's POS System, at the time of the transaction, the rental and sale of all Cassettes. Notwithstanding the foregoing sentence, Retailer may utilize a processing system other than the POS System for a period not to exceed two (2) business days in the event the Retailer's POS System is nonfunctioning. Retailer shall immediately give Rentrak telephone notice if Retailer's POS System is nonfunctioning. All rental and sale transactions occurring during the nonoperational period will be processed through Retailer's POS System as soon as it is again operational.

     I) Not remove the Cassettes from the Location except pursuant to paragraph 20 or paragraph 21 hereof.

     J) Use its best efforts to rent Cassettes at rates it determines appropriate and prominently display the Cassettes supplied through Rentrak. Retailer shall not rent the Cassettes for a period of longer than seven (7) days in any single transaction to any customer or permit the Cassettes to be leased to or by other video retailers.

     K) Not order quantities of Cassettes in excess of those required to meet anticipated rental demand.

     L) Not disassemble, decompile, or in any manner tamper with or alter, copy, or use any hardware or software provided by Rentrak except for the specific purpose described in this Agreement and in the Rentrak Profit Maker Manual, which by this reference is incorporated into this Agreement. Retailer agrees that it will not divulge or disclose or otherwise make available to any third party whatsoever, or make any use whatsoever, copy, or in any way replicate the RPM or allow any third party to do the same. Except as directed by Rentrak, the POS System, including the RPM, shall not be utilized to, in any manner, provide information on rental or sale activity of any Cassettes at the Location, regardless of how the Cassettes were acquired, to any provider of Cassettes under any form of revenue-sharing plan or leasing system.

     M) Maintain the Cassettes in good condition and repair.

     N) Not use for any purpose, and not be licensed to use, any names, trademarks, service marks, logos or commercial symbols that belong to or are used by Rentrak or by any owner or supplier of Cassettes to Rentrak ("Program Suppliers") without the express written consent of Rentrak, or the Program Suppliers.

     O) Retain and reveal to Rentrak certain information with respect to its business. Retailer agrees that the data and other information collected by Rentrak under the PPT system may be used by Rentrak for the following purposes:
(i) in connection with Retailer audits and other internal purposes at Rentrak;
(ii) in aggregate form with data from other retailers provided that each retailer is not individually identified; and (iii) for sale or provision to others as long as such data is provided in aggregate form without disclosing the identity of the Retailer. Retailer also acknowledges that accurate, verifiable data as to rentals and sales of the Cassettes is imperative and that inaccurate or incorrect reporting by Retailer will cause substantial damage to Rentrak.

     P) Cause all of the Locations owned, controlled or operated by Retailer as of the date of this Agreement to participate in the PPT System in accordance with the terms hereof within six (6) months from receipt of Retailer's first cassette at its first Location or for all Locations acquired (by ownership, control or operation) after the date of this Agreement, to participate in the PPT System within thirty (30) days of opening for business or acquisition. Retailer understands and agrees that moving cassettes from a store participating in the PPT System to a store not on the PPT System will constitute a material breach of this Agreement. Retailer agrees to immediately notify Rentrak in writing whenever Retailer acquires (by ownership, control or operation) a Location or ceases ownership, control or operation of a Location.

     Q) And hereby does acknowledge that the reporting system established by Rentrak, including the use of the POS software and compatible hardware; bar-coding the Cassettes; and processing the rental and sale of all Cassettes through the POS System, is Rentrak's method of (i) determining the location of Rentrak's property consisting of Cassettes leased by Retailer pursuant to the Agreement; and (ii) calculating that portion of the revenue-sharing proceeds which Retailer shall be holding in trust on Rentrak's behalf. Retailer's failure to comply with the reporting requirements under this Agreement, without notifying Rentrak of such noncompliance, shall constitute a knowing, intentional, deliberate and material breach on the part of Retailer which will result in substantial injury to Rentrak.

     4. With respect to certain titles offered for lease hereunder, unique credit, pricing terms and/or minimum/maximum ordering requirements may be established. When ordering Cassettes, Retailer shall comply with such minimum/maximum requirements. If the Retailer elects to order such a title and fails to honor the terms. Rentrak, in its sole discretion, shall have the right to reduce or increase the number of Cassettes ordered by Retailer. Program Suppliers, in their sole discretion, respectively, shall have the right to refuse to supply Retailer with PPT Product.

     5. The rights granted to Retailer hereunder with respect to the leasing of Cassettes are dependent upon the rights granted to Rentrak by the Program Suppliers. In the event that Rentrak's PPT rights in and to certain Cassettes terminate for any reason, Retailer's rights to certain Cassettes granted pursuant to this Agreement shall be affected in the following manner. In consideration of Retailer compensating Program Suppliers directly, or returning Program Supplier(s)'s property (i.e., the Cassettes) directly to the Program Supplier(s), which choice Retailer may be given the option of selecting, certain Program Supplier(s) have agreed to permit Retailer to own some or all of those Program Supplier(s)'s Cassettes in Retailer's possession after compensating those Program Supplier(s) in accordance with a "purchase formula" or returning the Cassettes Retailer elects not to purchase directly to that Program Supplier. If Rentrak's rights to lease a Program Supplier(s)'s Cassettes terminate, Retailer may be notified in writing by the Program Supplier and instructed on the choices and procedures to follow. In such event of termination, Rentrak may at that time assign all of its rights as the lessor of Cassettes to the Program Supplier, and Retailer will become a lessee of the Program Supplier.

     6. Retailer is under no obligation to lease any Cassette offered hereto and Rentrak is under no obligation to offer any Cassette to any particular Retailer even if available to other Retailers. Retailer may order Cassettes of a title for one or more of the other Locations and not order Cassettes of the same title for one or more of the other Locations. If a Retailer rents Cassettes to the public at a store which was designated in Retailer's order as a PPT participating store with respect to that title and which were obtained by means other than this Agreement, and are of the same title as Cassettes obtained under this Agreement, Retailer agrees that rentals of all Cassettes of such title, regardless of how obtained, shall be reflected, reported and revenue sharing paid as if the Cassettes were obtained under this Agreement. Notwithstanding the above, with regard to certain Program Suppliers, Retailer shall be required to order a given title released by such Program Suppliers for each Location of similar or larger size if Retailer orders the same title for one Location (i.e., if Location A, a store with average monthly revenues of $10,000 from the rental and sale of Cassettes orders a title from a certain Program Supplier, Retailer may be required to order the same title for all of Retailer's Locations of similar or larger size to Location A.). Cassettes shall be obtained by Retailer in full compliance with any Program Supplier or Rentrak established minimum/maximum ordering requirements as more fully set forth in paragraph 4 of this Agreement. With respect to Cassettes leased hereunder, Retailer may not purchase the Cassette and use it as rental inventory, remove the title from rental availability except as provided herein, or take any other steps to deprive Rentrak of all available revenue under the established terms for the title's lease term except to the extent that, once "used sell-through" is permitted for a particular title by its terms, Retailer may remove Cassettes no longer required for rental use to Retailer's Warehouse for subsequent sale by recording the same as a sale and making the required remittance to Rentrak upon transfer.

     7. With respect to Cassettes which are offered pursuant hereto, Retailer will be notified of the lease terms which may vary from title to title. Generally, such terms will require the following:

     A) Pay when due a "handling fee" for each Cassette leased, a portion of which may represent sales, use or excise taxes.

     B) Weekly payment of a "transaction fee" which may include a minimum fee per transaction due regardless of the rental amount received by Retailer.

     C) Weekly payment of a "sell-through fee" with respect to any Cassettes leased pursuant hereto and sold by Retailer to the public.

Rentrak may restrict the sale of any Cassettes leased pursuant hereto, or the date of such sale. Retailer shall establish its own sales price for the Cassettes sold pursuant to this Agreement. Retailer may not, however, sell more than five (5) copies of any title to any one customer within any thirty (30) day period. In all cases, Retailer must retain, display, and make available for rental at least one of the Cassettes of a title leased pursuant hereto at each Location designated as participating with respect to the particular title throughout the term of the lease.

     D) Pay, when due, and pursuant to the terms established, a "buy-out fee" with respect to the purchase of some or all of the Cassettes leased pursuant hereto and offered for sale by Rentrak at the end of the lease term, which shall not exceed two years. Retailer must either purchase such Cassettes pursuant to the terms provided, if any, or return the Cassettes to Rentrak.

     E) Retailer shall have a fiduciary duty to Rentrak to hold and remit revenue-sharing proceeds to Rentrak and to report to Rentrak in accordance with the reporting requirements of paragraph 3. Rentrak's percentage of retail proceeds received by Retailer shall be held by Retailer in trust for Rentrak.

     8. Retailer shall pay Rentrak its then current monthly access/users fee. Such fee is currently $36 per Location. Fees are subject to change without notice. In the event Retailer elects to communicate for all of its locations from one central Host Computer, Retailer shall be responsible for paying all costs incurred to deliver the data to Rentrak on a daily basis in a form acceptable to Rentrak.

     9. Retailer shall maintain property damage or loss insurance on all Cassettes in an amount at least equal to fifty percent (50%) of each Cassette's then-current manufacturer's suggested retail price ("Replacement Value"), with Rentrak Corporation named as the sole loss payee on said insurance policy. The policy shall further contain a clause requiring the insurer to give Rentrak at least 20 days prior written notice of any modification in the terms or cancellation of the policy. Upon demand by Rentrak, Retailer must furnish proof of insurance coverage for Rentrak's Cassettes, but Rentrak has no duty to ascertain the existence of coverage, or to advise Retailer if the coverage does not comply. If insurance proceeds are inadequate to cover the loss, Retailer shall pay to Rentrak the Replacement Value for all cassettes which are lost, stolen or destroyed subsequent to delivery to Retailer. The Replacement Value shall be paid to Rentrak immediately upon the destruction, loss or theft of a Cassette. Cassettes discovered missing in the ordinary course of business are to be recorded and paid for when discovered as if they had been sold to the public. Retailer shall notify Rentrak of any loss, theft or destruction of Cassettes that occurs outside of the ordinary course of business at the time Retailer discovers the same.

     10. In the event Retailer receives defective Cassettes from Rentrak, it may, within thirty (30) days of receipt, return them freight prepaid to Rentrak. Rentrak will, at its election, replace the Cassettes, billing Retailer the handling fee and/or after determining that the defect was not Retailer or consumer related, issue credit for the handling fee. In no event will Rentrak be otherwise liable for such Cassettes or any loss of any nature caused thereby. Defective Cassettes not delivered to Rentrak within thirty (30) days of receipt may not be returned for replacement or credit. RENTRAK MAKES NO WARRANTY WITH RESPECT TO THE CASSETTES, EXPRESS OR IMPLIED, AND RENTRAK EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE AND ANY LIABILITY FOR CONSEQUENTIAL DAMAGES ARISING OUT OF USE OR INABILITY TO USE THE CASSETTES.

     11. Prior to Rentrak's approval of shipments to Retailer, Retailer shall demonstrate to Rentrak's sole satisfaction that it has in operation a comprehensive inventory tracking system which is able, on a demand basis (meaning immediately upon Rentrak's request) to produce reports detailing the information desired by Rentrak on a per Cassette basis and in a format acceptable to Rentrak. Retailer agrees that Rentrak and/or any Program Suppliers may employ shopping services and may, without prior notice to Retailer, conduct during normal business hours, audits of Retailer's business operation and records to verify compliance with the terms of this Agreement. Within twenty-four (24) hours of Rentrak's request, Retailer will deliver to Rentrak at its principal office (or if requested by Rentrak, to its on-site auditor) a list of every title leased pursuant to this Agreement, the number of Cassettes of each leased title, the location of each Cassette, including a list of the customers to whom Cassettes are then on rental, and the location from which each Cassette was rented. Retailer agrees to pay the higher of $2,000 multiplied by the number of Locations or actual costs to conduct an audit in the event that an audit or shopper's report indicates any breach of this Agreement.

     In addition, and not in lieu of any other damages to which Rentrak may be entitled, consequential or otherwise, Retailer agrees to pay Rentrak all costs associated with processing, by Rentrak or any Program Supplier, rentals and/or sales of Cassettes, if any, not properly transmitted or accounted for, together with liquidated damages in an amount equal to the manufacturer's suggested retail price published by Program Supplier at the time of distribution to the Retailer ("Retail Price") for each and every Cassette not at the Location, or properly rented out or properly sold at the time of the audit. Retailer may not return Cassettes which were missing at the audit, in satisfaction of the liquidated damages due under this paragraph. The liquidated damages may be assessed by Rentrak against the Retailer, if, in Rentrak's or any Program Supplier's sole discretion, the breach is intentional. This Agreement may be immediately terminated by Rentrak prior to the Termination Date defined in accordance with paragraph 17 herein, if any breach of this Agreement is discovered by Rentrak or any Program Supplier at an audit of the Retail Location.

     12. As between Retailer and Rentrak, Retailer acknowledges that Rentrak owns the RPM and that the RPM and the information collected is proprietary to and a valuable asset of Rentrak and that any unauthorized use (as defined herein) will cause Rentrak irreparable harm and loss. Retailer agrees: A) not to adapt, duplicate, copy, recreate, and/or assimilate the RPM for use by Retailer or any third party and B) to exercise the highest degree of care in safeguarding the RPM against loss, theft, or inadvertent or purposeful transfer or disclosure of the RPM to any third party. Any acts inconsistent with the above shall constitute an unauthorized use. In the event of any unauthorized use of the RPM by Retailer, Rentrak shall have the right of specific performance of Retailer's obligations pursuant to this paragraph 12 in addition to all other rights and remedies available to Rentrak in either law or equity.

     13. Retailer acknowledges that it is imperative that Program Suppliers, other customers of Rentrak, the parties to this Agreement, the titles involved, the reporting system established by Rentrak and any obligations of Retailer pursuant to the Agreement remain confidential. Retailer agrees that during the term of this Agreement and all times thereafter, it will not disclose to any individual or entity (including but not limited to, business associates, friends or relatives), the participants in PPT, the reporting system, or any obligations of Retailer pursuant to this Agreement. Notwithstanding the foregoing, Retailer may reveal this Agreement to professional advisors for purposes of providing Retailer with advice regarding execution of the Agreement, Retailer's obligations hereunder, or the performance of Retailer's obligations pursuant to federal, state or local laws. Retailer shall inform any such professional advisor of this confidentiality provision and obtain his or her agreement to be bound by the terms contained herein.

     14. "Rentrak", "PPT, "Pay-Per-Transaction", "Ontrak", RPM and "BudgetMaker" are registered or pending trademarks of Rentrak (hereinafter collectively the "Trademarks"). Retailer acknowledges and agrees that Rentrak is the exclusive owner of the Trademarks and all goodwill associated therewith and that Retailer is not authorized to use any of the Trademarks. Retailer further acknowledges and agrees that any unauthorized use of the Trademarks is and shall be deemed to be an infringement of the rights of Rentrak. Without limiting the generality of the foregoing, Retailer shall not use any of the Trademarks as part of Retailer's corporate, partnership, trade or other legal name of any corporation, partnership or other entity in which the Retailer has a direct or indirect interest, nor shall Retailer hold out or otherwise employ any of the Trademarks to perform any activity, nor to incur any obligation or indebtedness in such manner as could reasonably result in making Rentrak liable therefore. Retailer shall not during the term of this Agreement, and after termination or expiration of this Agreement for any reason whatsoever, dispute or contest for any reason, the validity, ownership or enforceability of any of the Trademarks, nor attempt to dilute the value of the goodwill attached to the Trademarks, nor counsel, procure or assist anyone else to do any of the foregoing.

     15. During the term of this Agreement, Retailer shall obtain all its leased Cassettes exclusively from Rentrak and for this period and for a period of two
(2) years after the term of this Agreement, Retailer shall not obtain Cassettes from any other source by lease, consignment, revenue sharing arrangement, or any other manner which competes with, or is substantially similar to PPT, except that during the two (2) year period after the Termination Date Retailer may obtain Cassettes from a revenue sharing business if Retailer presents a competitive written offer from such revenue sharing company on each title and Rentrak fails or refuses to meet the terms of such offer. Notwithstanding the above, Retailer has the absolute right in its sole discretion to purchase Cassettes from any source.

     16. Upon termination of a title's lease period, Retailer shall cause to be delivered to Rentrak within fifteen (15) days, all Cassettes thereof not validly purchased or otherwise properly disposed as provided herein. The returned Cassettes shall be in good condition (normal wear and tear accepted) and shipped in their original packaging. The term "normal wear and tear" is construed to allow Retailer to return manufacturer's defectives and customer defectives. The term "original packaging" shall be construed to include "cutbox" packaging or with Retailer's labels affixed. Retailer shall ship the Cassettes with all shipping and postage prepaid.

     17. This Agreement shall expire on the last day of the lease term of all Cassettes ordered by Retailer in its last order submitted to Rentrak on or prior to December 31, 2011 ("Termination Date"), unless terminated prior thereto as provided herein.

     A) This Agreement may be terminated by Rentrak, prior to the Termination Date, by notice of termination to the Retailer.

     B) Upon a breach by Retailer of any provision of this Agreement, any addendum to it, or any other agreement between Retailer and Rentrak, Rentrak may in its sole discretion, in addition and not in lieu of any and all damages it may otherwise be entitled to under the law, including without limitation consequential damages: (i) terminate this Agreement and demand return of all Cassettes leased pursuant hereto; (ii) suspend all Retailer's rights hereunder, including ordering privileges, until thirty (30) days after such default has been cured; or (iii) in the event Retailer's breach of this Agreement consists of ordering quantities of Cassettes in excess of those required to meet anticipated rental demand (a determination that such breach has occurred being in Rentrak's sole discretion) then Rentrak may, without notice to Retailer, reduce Retailer's orders of Cassettes to amounts Rentrak deems appropriate.

     C) Retailer may terminate this Agreement if Rentrak has failed to cure, or begun to cure, an event of default by Rentrak for which Retailer has given Rentrak thirty (30) days written notice.

     D) Upon the occurrence of the Termination Date or upon termination of this Agreement by Rentrak, Retailer shall within ten (10) days deliver to Rentrak, freight prepaid, all Cassettes leased hereunder that have not been validly purchased or otherwise properly disposed prior to termination. The returned Cassettes shall be in good condition (normal wear and tear accepted) and shipped in their original packaging. Retailer shall pay the then current manufacturer's suggested retail price for any Cassettes not returned to Rentrak within the time allowed herein or any extension of such time granted in writing by Rentrak, and shall pay all liabilities remaining due to Rentrak within seven (7) days of termination. Cassettes with no manufacturer's suggested retail price shall be valued at the wholesale price set by the Program Supplier divided by 0.63. Upon receipt of the demand for the return of the Cassettes, Retailer shall no longer be authorized to possess the Cassettes. Retailer's failure to return the Cassettes to Rentrak within ten (10) days after receipt of the demand for return of the Cassettes shall constitute a knowing, intentional and deliberate act on the part of Retailer to retain the Cassettes for its own use, in derogation of Rentrak's rights to possession. Under no circumstances shall Retailer be entitled to or receive any refund or credit for any processing or ongoing fees paid to Rentrak in connection with this Agreement, nor will Rentrak be held liable for any costs associated with the Agreement incurred by Retailer.

     E) If Retailer's breach consists of failure to report rental or sales transactions, in addition to, and not in lieu of any other damages Rentrak may be entitled, consequential or otherwise, Retailer agrees to pay liquidated damages for lost revenue to Rentrak of $.0822 per Cassette multiplied by the number of days that Retailer fails to report to Rentrak, together with a late fee equivalent to five percent (5%) of Retailer's average weekly revenues during the six (6) month period preceding Retailer's failure to report rental or sales transactions multiplied by the number of weeks, or any part thereof. Retailer has failed to report.

     18. Rentrak has established, and will continue to establish from time to time, minimum acceptable net worth requirements for Retailers and minimum acceptable monthly rental revenues. In the event Retailer does not meet Rentrak's established minimum acceptable net worth requirements, Retailer shall provide Rentrak with a personal guarantee(s) satisfactory to Rentrak. In the event Retailer does not meet Rentrak's minimum monthly rental revenue requirements, Rentrak shall have the right, in its sole discretion, to terminate this Agreement pursuant to paragraph 17, hereof.

     19. Retailer shall not assign, sell, give, lease, sublease, encumber, delegate or otherwise transfer (hereinafter collectively referred to as "Transfer"), in whole or in part, directly or indirectly, whether voluntarily, involuntarily or by operation of law, any rights or obligations under this Agreement, or the Cassettes leased pursuant hereto, without the prior written consent of Rentrak, which consent can be withheld in Rentrak's sole and arbitrary discretion. Any attempted Transfer without Rentrak's prior written consent shall be null and void and, at the option of Rentrak, will cause termination of this Agreement. Neither the shareholders or directors of Retailer, if

Retailer is a corporation, the partners of Retailer, if Retailer is a partnership, nor the members or managers of Retailer, if Retailer is a limited liability company, shall authorize or approve any transfer of Retailer's rights or obligations under this Agreement without Rentrak's prior written consent, or take any other action that would cause Retailer to be in violation of this
Section 19. The merger or consolidation of Retailer with or into any other entity, the sale by Retailer of all or substantially all of its property or assets, or any change in control of Retailer (which shall mean any transfer of a majority voting interest in the stock of Retailer, if Retailer is a corporation, or in the partnership interest, or membership interest of Retailer, if Retailer is a partnership or limited liability company), shall constitute an assignment of rights in violation of this Section 19. Consent to any Transfer shall be in Rentrak's sole discretion and shall be subject to such requirements, terms, and conditions as may be established by Rentrak from time to time. Rentrak may condition its consent, in its sole discretion, on the transferee executing a National Account Agreement or other agreement satisfactory to Rentrak and/or upon Retailer remaining obligated after the transfer. No consent in one instance shall prevent this provision from applying in a subsequent instance.

     20. Retailer may, during the term of this Agreement, desire to conduct centralized sales of Cassettes leased hereunder. Retailer shall have the right to move Cassettes from a Location for the purpose of conducting a sale from a centralized location. Such removal must not last longer than five (5) days and must be tracked by Retailer's previously approved inventory system on a same day basis. A Cassette may not be moved for the purpose of a centralized sale more than five (5) times during the lease term. With respect to any Cassettes sold, such sales must be processed through the appropriate Location(s)'s POS System within seventy-two (72) hours of any sale.

     21. Retailer may, during the term of this Agreement, desire to relocate one or more of its Locations. Prior to and during such relocation, Retailer must comply with all of the following:

     A) Retailer must deliver to Rentrak written notice of the intended move at least fifteen (15) days prior to the Cassettes leased being not available for rental as a result of such move:

     B) The period during which the Cassettes leased are not available for rental to the public must not exceed ten (10) days, and there may not be more than one weekend (5PM Friday to the close of business on Sunday or 12:00 a.m. Sunday, whichever occurs later) during such 10 day period; and

     C) Retailer must comply with all other requirements which Rentrak may impose with respect to the relocation of a Location.

     22. All notices, consents and approvals ("Notice") permitted or required to be given under this Agreement shall be in writing and shall be deemed to be sufficiently and duly given if set forth in writing and delivered personally or, in the case of Retailer, if left with an adult person working at Retailer's business or in the case of either party, if sent by prepaid registered or certified mail or transmitted by telecopier or other form of recorded communication tested prior to transmission, if to Rentrak addressed as follows:
Rentrak Corporation, P.O. Box 18888, Portland, Oregon 97218 Attention: Legal Department and if to Retailer, [enter Retailer's address]

                         3100 World Trade Center
                         30 East Seventh Street
                         St. Paul, Minnesota 55101

              Any Notice so given shall be deemed to have been given and received on the date of delivery or on the third (3rd) business day following the day of mailing of the same, or on the day of transmission by telecopier or other form of recorded communication service of the same, as the case may be. any party from time to time by notice in writing given pursuant to the terms of this agreement may change its address for the purpose of this agreement. in the event of actual or threatened disruption of postal service, notice shall be delivered or sent by telecopier or other form of recorded communication.


     23. Retailer acknowledges and agrees that no representation or warranty has been made by Rentrak, its directors, officers, employees, shareholders, agents or contractors regarding: the effect upon Retailer's revenues or profits of participation in PPT; or the Program Suppliers or titles involved, or to be involved, in PPT. Retailer acknowledges and agrees that:

     (A) Rentrak's services under this Agreement are not, in any way or within any geographical area, exclusive to Retailer;

     (B) Retailer has not relied upon any representation or warranty except those received in writing and contained herein and is relying solely upon his own investigation and that of his advisors;

     (C) PPT was created and promoted by Rentrak, not by any Program Supplier to Rentrak;

     (D) the terms of participation in PPT, to the extent that compliance with them is required, are prescribed by Rentrak, not by any Program Supplier;

     (E) PPT is a system of distribution of Cassettes to Retailer, and not a marketing plan or system for distribution to the ultimate user;

     (F) there is no substantial association between the operation of Retailer's business and any trademark, service mark, trade name, logotype, advertising or other commercial symbol designating Rentrak, any Program Supplier or PPT;

     (G) to the extent Retailer may use promotional literature that contains a trademark, service mark, trade name, logotype, advertising or other commercial symbol of a Program Supplier, such use is merely to advertise the Cassettes available whether or not acquired by Retailer as part of PPT and does not designate in any way PPT or the fact that any entity is involved in or related to PPT;

     (H) nothing in this Agreement, the Rentrak Profit Maker Manual, or in PPT affects how Retailer markets or promotes Cassettes to its customers;

     (I) nothing in the reference guide entitled "Strategies for Success with PPT" which will be provided to each Retailer affects how Retailer markets or promotes Cassettes to its customers and that ideas therein are suggestions only, not requirements; and

     J) to the extent that this Agreement, or Rentrak through this Agreement, imposes any requirements on how Retailer conducts its business, such requirements shall be no broader than necessary, to allow Rentrak in the exercise of its reasonable judgement to monitor Retailer's obligations under this Agreement.

     24. If any fees or costs are incurred to enforce this Agreement, or if any suit or action is brought to enforce any provision of this Agreement, or for damages for the breach of any of the terms of this Agreement, the prevailing party shall be entitled, at trial and on appeal, if any, to reasonable attorney fees as awarded by the court. This Agreement is and shall be deemed accepted in Oregon and interpreted and enforced in accordance with the laws of the State of Oregon applicable to contracts to be made and to be performed entirely within this state. The parties hereto agree that any suit, dispute, or action brought pursuant to this Agreement shall be brought in the Circuit or District Court for the County of Multnomah, State of Oregon, or the Federal Court for the District of Oregon.

     25. In the event that Retailer brings an action or asserts any claim against Rentrak for damages arising out of this Agreement or from Retailer entering into this Agreement with Rentrak, Retailer agrees to limit any damages claimed to no more than the following percentage of the processing fee, if any, paid by the Retailer: 1st day through and including the 91st day following date of Rentrak Agreement - 100%; 92nd day through and including the 183rd day following date of Rentrak Agreement - 75%; 184th day through and including the 275th day following date of Rentrak Agreement - 50%; 275th day through each and every day thereafter following date of Rentrak Agreement - 10%.

     26. Should any term or provision of this Agreement be held to be unenforceable as illegal or against public policy, that term shall be considered severed from the rest of this Agreement and the remaining portions of this Agreement shall not be affected. The rights and obligations of Retailer and Rentrak shall be construed and determined, if possible, as if this Agreement did not contain the provision or term held to be invalid. This Agreement, as modified from time to time by authorized Rentrak materials, or written addenda, constitutes the entire Agreement and understanding of the parties with respect to the subject matter of this Agreement. Nothing in this Agreement creates a franchise relationship, fiduciary relationship, joint venture, or partnership relationship.

     27. Retailer certifies that the information furnished to Rentrak, including any financial statements furnished herewith and the "credit information" attached hereto, is true and correct. Retailer authorizes Rentrak to check Retailer's credit history and trade and bank references for customary credit information, to confirm the information contained herein and to release information to other creditors regarding Applicant's credit experience with Rentrak. Retailer authorizes any individuals or entities listed in the attached credit information to provide information regarding Retailer's credit history to Rentrak.

     28. This Agreement will be guaranteed by the Guarantor(s) listed below. Each Guarantor agrees that if, now or later:

     A) Retailer shall be or become insolvent; and

     B) Any obligations under this Agreement shall not at all times, until paid or performed, be fully secured by collateral pledged by Retailer, Guarantor hereby forever waives and relinquishes in favor of Rentrak and Retailer, and their respective successors, any claim or right to payment Guarantor may now have or later have or acquire against Retailer, by subrogation or otherwise, so that at no time shall Guarantor be or become a "creditor" of Retailer within the meaning of 11 U.S.C. Section 547(b), or any successor provision of the Bankruptcy Code.

ALL APPLICANTS MUST SIGN THEIR NAME IN THE APPROPRIATE BLOCK(S) ON THIS PAGE AND IN SECTION II IN THE FINANCIAL STATEMENT.


SOLE OWNER SIGNATURE BLOCK

(COMPLETE THIS BLOCK IF YOU ARE THE SOLE OWNER OF YOUR BUSINESS AND NOT A PARTNERSHIP OR CORPORATION.)

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

-    BY: _____________________________
     (Signature)
     DATE: ___________________________

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

-    BY: _____________________________
     (Signature)
     DATE: ___________________________


DO NOT COMPLETE THE COPY BLOCK BELOW IF YOU ARE A SOLE OWNER

PARTNERSHIP SIGNATURE BLOCK
(COMPLETE IF YOU ARE A PARTNERSHIP.)

_______________________________________________________
(Please Print Name of Partnership)

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

-    BY: _____________________________
     (Please Print Name)

     _________________________________
     (Signature)
     TITLE: __________________________
     (General or Limited Partner)
     DATE: ___________________________

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

-    BY: _____________________________
     (Please Print Name)

     _________________________________
     (Signature)
     TITLE: __________________________
     (General or Limited Partner)
     DATE: ___________________________

LIMITED LIABILITY COMPANY SIGNATURE BLOCK

(COMPLETE IF YOU ARE A LIMITED LIABILITY COMPANY.)

___________________________________________________
(Please Print Name of Limited Liability Company)

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

-     BY: _____________________________
     (Please Print Name)

     __________________________________
     (Manager Signature)
     DATE: ____________________________


CORPORATE SIGNATURE BLOCK

(COMPLETE IF YOU ARE CORPORATION.)

         Video Update, Inc.
(Please Print Full Name of Corporation)

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

-     BY:          Daniel A. Potter
          ____________________________
     (Please Print Name)

                  /s/ Daniel A. Potter
     _________________________________
     (Signature)

     TITLE:       Chief Executive Officer
           ______________________________
     DATE:        July 9, 1997
           ______________________________

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

-    BY: ________________________________
     (Please Print Name)

     ____________________________________
     (Signature)

     TITLE: _____________________________
     DATE:  _____________________________

State of Incorporation: __________  Date of Incorporation: ___________

IF YOU SIGNED EITHER THE PARTNERSHIP, THE LIMITED LIABILITY COMPANY OR THE CORPORATE SIGNATURE BLOCK, YOU MUST COMPLETE THE GUARANTEE BELOW:


GUARANTEE

The undersigned individuals, I order to induce Rentrak to enter into with that certain Agreement of even
date herewith do jointly and severally unconditionally and irrevocably guarantee to Rentrak, its successors and assigns, full and complete payment and performance by Retailer of all of the provisions, conditions, covenants, and agreements contained in the Agreement, do jointly and severally agree to the terms of the Agreement, expressly including the terms set forth in paragraphs 22 and 23, and do waive all notice of default by the said Retailer, notice of the acceptance of this guarantee by Rentrak and consent to any extension of time which may be given by Rentrak to Retailer of time for payment or performance of any of Retailer's obligations hereunder.


GUARANTOR

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

_________________________________________
(Print Guarantor's Name)

-    BY: ________________________________
     (Guarantor's Signature)

     DATE: ______________________________


GUARANTOR

I have carefully read this Agreement. I sign this Agreement with a complete understanding of its terms.

_________________________________________
(Print Guarantor's Name)

-    BY: ________________________________
     (Guarantor's Signature)

     DATE: ______________________________

RENTRAK CORPORATION (Do not complete.)

Agreement accepted by:     /s/ Ron Berger
                       ______________________

Title:            President                          Date:    7/9/97
       __________________________                           __________

                                FIRST ADDENDUM TO
                       RENTRAK NATIONAL ACCOUNT AGREEMENT

         This ADDENDUM is made as of this 9th day of July, 1997, by and among Rentrak Corporation, an Oregon corporation ("Rentrak"), and Video Update, Inc., a Delaware corporation ("Retailer").

                                    RECITALS

A. Retailer desires to participate in Rentrak's pay-per-transaction ("PPT") system and order video programming on prerecorded videocassettes and any other media distributed by Rentrak on PPT (the "Cassettes") pursuant to Rentrak's National Account Agreement, dated July 9, 1997 (the "National Account Agreement"), a copy of which is being executed as of the date hereof and the parties wish to modify and supplement the National Account Agreement with the terms of this addendum (this "Addendum"). The National Account Agreement and this Addendum are sometimes referred to herein as this "Agreement." Rentrak, Retailer and Moovies are also executing a side agreement in connection herewith of even date.

B. The parties intend that all transactions between them on and after the Effective Time (as defined herein) shall be governed by and subject to this Agreement and that this Agreement shall apply to all Locations (as defined herein) owned, managed, operated or controlled by Retailer and its Affiliates except that Retailer shall and hereby does assume and agrees to be obligated to honor and comply with the PPT System and the lease and payment terms under the Prior PPT Agreement pertaining to the Cassettes acquired from Moovies, Inc. ("Moovies") in connection with the Acquisition, provided that no other terms or conditions of the Prior PPT Agreement with Moovies shall be legally binding on or apply to the parties hereto or thereto and such agreement as of the Effective Time shall otherwise be of no further force or effect.

                                    AGREEMENT

         Accordingly, in consideration of the mutual promises and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Effectiveness of Agreement. This Agreement is executed in connection with and subject to Retailer's proposed acquisition (currently intended to be done by merger ) of Moovies, a publicly held Delaware corporation (the "Acquisition"), which corporation is party to a National Account Agreement with Rentrak dated March 8, 1995 as modified and supplemented by a First Addendum thereto of even date, a Second Addendum dated May 18, 1995 and an Amendment to First Addendum, dated June 16, 1995, (the "Prior PPT Agreement"). This Agreement shall be effective and legally binding on the parties hereto only upon the Acquisition's date of closing and effectiveness (the "Effective Time"). Immediately following the Effective Time, Retailer and Rentrak shall compile and agree upon a list of Cassettes acquired by Moovies prior to the Effective Time for purposes of confirming the lease and payment terms of Cassettes acquired by Retailer in connection with the Acquisition. Should the

                  Acquisition, of which no assurance or undertaking is or can be given, not be closed and effective on or before March 31, 1998, this Agreement shall be null and void and be of no force or effect as to either Rentrak or Retailer; and neither party shall have legal rights of any kind, character or nature as to the other arising from the transactions contemplated herein. Rentrak confirms that it is not owed any monies or debts of any kind, character or nature by Retailer as of the date hereof, except for payment of legal fees and other expenses pursuant to the Legal Fees Agreement, dated June 3, 1997.

         2. Effect of Addendum. Unless otherwise stated herein, to the extent any term or provision of this Addendum expressly amends or is in direct conflict with any term of the National Account Agreement, this Addendum shall supersede and control any such provision in the National Account Agreement. All terms and conditions contained in the National Account Agreement unless modified by or in direct conflict with this Addendum shall remain in full force and effect.

         3. Definitions. Any capitalized term used herein that is not otherwise defined herein shall have the meaning set forth in the National Account Agreement.

         4. Amendments to National Account Agreement. The National Account Agreement shall be amended as follows:

                  INSTRUCTIONS - Processing fees shall be revised as follows:

                  All initial processing fees to participate in PPT shall be waived for all of Retailer's current Locations and all those new Locations opened or acquired during the term of this Agreement.

                  RECITALS - The first paragraph of the recitals section of the National Account Agreement beginning with the words "Retailer operates..." is deleted, amended in its entirety and shall read as follows:

                         Retailer currently owns and operates a chain of three hundred and fifty-eight (358) retail stores in the United States and Canada identified on Exhibit A, excluding franchised retail stores (the "Stores"). In addition, Retailer operates the central office (Office) and/or warehouse facility (Warehouse) listed on Exhibit
                         A. In connection with the Acquisition, Retailer will own and operate the additional retail stores of Moovies (the "Moovies Stores") identified on Exhibit A. This Agreement shall apply to and be legally binding upon
                         (i) the Stores, (ii) the Moovies Stores and (iii) subject to the terms and conditions set forth herein, all future retail stores owned, operated, managed, controlled or acquired by Retailer and/or any of Retailer's Affiliates (as defined below in this paragraph) that are located in the United States and its territories and possessions and/or the provinces and territories of Canada, that offer or otherwise make available the rental or sale of Cassettes (the "Locations") provided that this Agreement shall not be binding on and shall exclude (i) any current or future retail stores owned and operated by franchisees of Retailer or franchisees of any of its Affiliates, and
                         (ii) any future retail stores owned or operated by Retailer or any of its Affiliates that are located outside of the United States, its territories or possessions or the provinces and territories of Canada (collectively, the "Locations"). Retailer warrants and covenants to Rentrak that (i) Retailer's franchise contracts in effect as of the date hereof do not afford Retailer control over the videocassette purchasing of or by any of Retailer's franchisees and (ii) Retailer will not include contractual provisions relating to the same in its future franchise contracts. Notwithstanding that franchisees of Retailer are excluded from the definition of Location under this Agreement, Retailer agrees to actively promote the PPT System and PPT concept to all franchisees of Retailer. Should Retailer subsequently acquire the business or assets of any franchisee that becomes a Rentrak customer after the Effective Time, the terms of this Agreement shall govern all Cassettes acquired by Retailer for those acquired locations after such acquisition. An "Affiliate" shall mean any individual or entity (a) directly or indirectly controlling, controlled by, or under common control with, Retailer; (b) directly or indirectly owning or holding fifty percent (50%) or more of an equity interest in Retailer; or (c) of which ten percent (10%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Retailer; provided, however, that notwithstanding anything to the contrary contained herein, any third party acquiror of Retailer that is not an Affiliate of Retailer at any time prior to the acquisition of Retailer (the "Third Party Acquiror") that acquires directly or indirectly all or substantially all of the capital stock or assets of Retailer (via merger, consolidation or otherwise) shall not to the extent provided herein be deemed an Affiliate of Retailer or otherwise be bound by the terms of this Agreement with respect to the retail stores owned and operated by the Third Party Acquiror prior to the acquisition or in the future under the Third Party Acquiror's then existing tradename or tradenames provided, however, Retailer agrees to cause such Third Party Acquiror in connection with the acquisition of Retailer to expressly assume all obligations under this Agreement with respect to Retailer as this Agreement pertains to Locations including future Locations owned and operated by the Third Party Acquiror under a tradename other than the Third Party Acquiror's then existing tradename or tradenames as though the Third Party Acquiror was the Retailer pursuant to an assumption agreement, in form and substance reasonably satisfactory to Rentrak. (For example, if XYZ Video, an entity not an Affiliate of Retailer prior to a proposed acquisition of Retailer, acquires directly or indirectly all or substantially all of the capital stock or assets of Retailer, XYZ Video shall be legally bound to honor all of the terms of this Agreement with respect to Retailer's Locations existing as of the date of the closing of the acquisition and any future Locations of Retailer and/or the Third Party Acquiror that operate under a tradename other than XYZ Video (or such other tradenames then used by XYZ Video) pursuant to an assumption agreement, but XYZ Video would not be subject to this Agreement with respect to current or new retail stores operated as XYZ Video (or such other tradename then used by XYZ Video.) "Affiliates" shall mean more than one Affiliate. Retailer shall cause its Affiliates to comply with the terms of this Agreement.

                  SECTION 2 - Section 2 of the National Account Agreement is deleted, amended in its entirety and shall read:

         2. Subject to the terms of this Agreement, Rentrak shall ship to Retailer prerecorded Cassettes in such quantities and at such times as Program Suppliers (as defined in Section 3(N) in this Agreement) make available to the PPT System and which Retailer orders consistent with its purchase obligations under this Agreement. All Cassettes will be shipped "FOB Destination" to Retailer's Warehouse or at Retailer's request, to each Retail Location. Subject to Section 6 below, Retailer's last order accepted and confirmed by Rentrak shall be final. Rentrak will use its best efforts to deliver Cassettes to Retailer on or before the street date. If for any reason, Retailer's order cannot be shipped, Rentrak or Retailer may cancel the unfilled order on notice and without further liability to the other party.

         SECTION 3 - The first line of Section 3 of the National Account Agreement is deleted, amended in its entirety and shall read:

         3. Retailer agrees to participate in the PPT System on the terms and conditions established by this Agreement, any Rentrak PPT System Manual delivered to Retailer (including any amendments or modifications thereto) and any written notices delivered to Retailer by Rentrak from time to time; provided, however, that this Agreement shall be controlling to the extent that any term or provision in this Agreement is inconsistent with any such amendment or modification. Retailer agrees to:

         SECTION 3(A) - Paragraph (A) of Section 3 of the National Account Agreement is deleted, amended in its entirety and shall read:

         3(A) Use Rentrak-approved computer hardware and Point of Sale ("POS") system software which list of approved computer hardware and POS system software is published by Rentrak from time to time, provided that Rentrak hereby acknowledges and approves as a Rentrak approved POS System the 5.2 UBS version of computer hardware and software when said software incorporates the Rentrak conversion disk. Retailer shall, prior to ordering Cassettes, complete, to Rentrak's reasonable satisfaction a test of Retailer's computer system and communication ability. Retailer shall also install Rentrak's proprietary Rentrak Profit Maker Software ("RPM") on its computer system (which inclusive with the hardware, RPM and POS system software are collectively referred to as the "POS System"). The RPM shall at times remain the exclusive property of Rentrak. Retailer shall be responsible for all costs relating to computer hardware and software used in connection with the Rentrak PPT System at its Locations. Once approved by Rentrak as a Rentrak approved POS System, Retailer shall not change, modify or alter the POS System or use a new version thereof without Rentrak's prior written consent, in its reasonable discretion. Each Location listed on Exhibit A shall not be Inactive and shall be in communication with Rentrak and shall have placed its first order for Cassettes under
         the PPT System on or before [       ]* days after the Effective Time,
         all in strict compliance with Rentrak's specifications and the terms and conditions of this Agreement (collectively, the "PPT Requirement"). In the event Retailer fails to satisfy the PPT Requirement with respect to the Locations listed on Exhibit A, and/or any new Locations after the applicable Transition Period or permits a Location to become Inactive (as defined below) on the PPT System, such

___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

         event shall be deemed to be a breach of this Agreement. In addition to, and not in lieu of any other damages suffered by Rentrak, the parties
         agree that for each [     ]* that any Location fails to satisfy the
         PPT Requirement or is or becomes Inactive, the term of this Agreement and all of the obligations hereunder, including but not limited to all of the ordering obligations provided in Section 6 hereunder shall be irrevocably and automatically extended for that number of days equal to
         [     ]* times the number of Locations that fail to satisfy the PPT
         Requirement or are or become Inactive with respect to the PPT system on such day (after the time permitted in this Agreement for going on-line to PPT for newly acquired stores, the "Transition Period"). The term "Inactive" shall mean (after the Transition Period) that the Location has (i) failed to place its first order for Cassettes under the PPT System using the POS Software, (ii) failed to install and/or properly operate the POS Software, (iii) failed to meet Rentrak's computer interface specifications or (iv) otherwise failed to comply with the terms of this Agreement. For example, by way of illustration only, if
         [     ]* Locations were Inactive on a given day, the term of this
         Agreement, including, but not limited to the purchase obligations in
         Section 6 of the Addendum would be automatically extended [ ]* days for each day these Locations remained Inactive.

         SECTION 3(B) - Paragraph (B) of Section 3 of the National Account Agreement is deleted, amended in its entirety and shall read:

         3(B) Timely remit all amounts due Rentrak. Rentrak and Retailer agree that any "handling fee," "transaction fee," "sell-through fee," "end of term buy-out fee" or other fees payable with respect to any Cassettes
         leased pursuant hereto shall be payable within [     ]* days after the
         last day of the month of the date of Rentrak's invoice, whichever is later, provided, however, that, in the event Retailer does not make timely remittance of any and all amounts due Rentrak, in addition to Rentrak's other rights hereunder, under any other agreement between Rentrak and Retailer and under applicable law, Rentrak may stop shipment of Cassettes to Retailer or ship Cassettes on a COD basis with the amount due for such Cassettes to include (i) Rentrak's reasonable estimate of future payments likely to be due with respect thereto and
         (ii) an amount covering a portion, determined in Rentrak's reasonable discretion, of the amounts past due Rentrak. Retailer shall pay
         interest of [     ]* per month on all accounts receivable not paid
         pursuant to the terms of this Agreement. Unless (i) required by Program
         Suppliers or (ii) Retailer has failed, after [    ]* days written
         notice, to pay amounts due Rentrak on a timely basis, in no event will Rentrak file or have any right to file any financing or other statement under the uniform commercial code of any jurisdiction with respect to the transactions described herein.

         SECTION 3(O) - Paragraph (0) of Section 3 of the National Account Agreement is deleted and amended in its entirety to read:

         3(O). Retain and reveal to Rentrak certain information with respect to its business, as is reasonably requested by Rentrak. Retailer and Rentrak agree that the data and other information collected by Rentrak under the PPT System may be used by Rentrak only for the following purposes: (i) in connection with Retailer audits and other internal

___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

         purposes at Rentrak; provided that Rentrak will exercise commercially reasonable efforts in the video business to ensure that it and its employees, agents and representatives observe strict confidentiality with respect to any and all confidential information revealed by Retailer (ii) in aggregate form with data from other retailers provided that each retailer is not individually identified and (iii) for sale or provision to others so long as such data is provided in aggregate form with data from other retailers and each retailer is not individually identified. Rentrak acknowledges that it will be responsible for any breach of the confidentiality obligations imposed in this Section 3(O) by itself or any of its current or former employees, agents, and representatives and that the same may be deemed by Retailer to be a breach of this Agreement giving rise solely to monetary damages or equitable remedies to prevent further disclosure and not giving rise to any right to terminate the Agreement by Retailer. Retailer also acknowledges that accurate, verifiable data as to rentals and sale of the Cassettes is imperative and that inaccurate or incorrect reporting by Retailer will cause substantial damage to Rentrak.

         SECTION 3(P) - The first sentence of Paragraph (P) of Section 3 of the National Account Agreement is deleted and amended in its entirety to read:

         3(P). Cause all of the Locations owned, controlled, managed or operated by Retailer and its Affiliates to participate in the PPT System in
         accordance with the terms hereof and not be Inactive within [     ]*
         days from the Effective Time and for all Locations owned, controlled, managed or operated by Retailer and its Affiliates after the Effective Time, to participate in the PPT System and not be Inactive within
         [     ]* days of opening for business or acquisition, provided that
         with respect to any acquisitions by Retailer in Canada, such [     ]*
         day period shall be deemed to commence only after such acquisition has received all necessary Canadian regulatory approvals.

         SECTION 6 - Section 6 of the National Account Agreement is deleted and amended in its entirety and shall read:

         6. Subject to being extended as provided herein, for a period of
         [     ]* years commencing on the Effective Time, unless otherwise terminated earlier in accordance with the terms hereof, Retailer together with its Affiliates and their permitted legal representatives, successors and assigns shall make aggregate transaction fee and handling fee payments to Rentrak, for each twelve month period based on Retailer's fiscal year, as it may be amended from time to time (a "Fiscal Year"), relating to the leasing of Cassettes under PPT equal to a minimum of (i) for the period ending on the twelve month anniversary
         of the Effective Time, the greater of [     ]* for such period or
         $[     ]* and (ii) after the twelve month anniversary of the Effective
         Time, and for the remainder of the term of this Agreement, except as
         adjusted as provided herein, the greater of [     ]* or $[     ]* (the
         "Purchase Requirement") by ordering and obtaining from Rentrak rental priced Cassettes offered under the PPT System. The Purchase Requirement shall be prorated for partial Fiscal Years during which the Purchase Requirement is in effect. Retailer's gross revenues shall be determined using the Retailer's Fiscal Year end on a

___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

         consolidated basis in accordance with generally accepted accounting principles, consistently applied and shall include all revenues from all sources relating to the video rental/sale business, including franchise royalty fees, but shall not include revenues for new businesses (e.g. retail candy stores or movie theaters) unrelated to the video rental/sale business.. The determination of Retailer's gross revenues shall be based on audited financial statements certified by a nationally recognized independent accounting firm. Subject to its confidentiality obligations hereunder, Rentrak shall have the right, upon ten business days' advance written notice, to independently audit at its sole cost and expense, the books and records of Retailer in order to verify and confirm Retailer's gross revenues. Retailer agrees
         to satisfy at least $[    ]* dollars of the Purchase Requirement,
         during the [      ]* month period following the Effective Time by
         ordering and obtaining from Rentrak [     ]* Cassettes offered under
         the PPT System. The term [     ]* shall mean only a video title that
         had aggregate U.S. domestic theatrical box office gross receipts of
         [     ]* or [     ]* theatrical box office receipts.

                           [


                                                                 ]*  Retailer's
ordering and purchase of Cassettes shall be in

___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

         full compliance with all terms and conditions contained in this Agreement and all Program Supplier or Rentrak established minimum and maximum ordering limitations and/or requirements and monthly communication charge requirements set forth in this Agreement including but not limited to this Section 6 and as more fully set forth in paragraph 4 of the National Account Agreement. "Rental priced" Cassettes shall mean any and all Cassettes that have a manufacturer's suggested retail price of $35 or more. With regard to ordering limitation requirements imposed by certain Program Suppliers, if Retailer elects to order Cassettes of a particular title in a Location from Rentrak, Retailer shall be required to comply with such requirements by ordering all Cassettes of the same title that Retailer obtains from any source only from Rentrak offering such title for each Location of similar or larger size (i.e. if Location A, a store with average monthly revenues of $10,000 from the rental and sale of video cassettes orders a certain title from a certain Program Supplier from Rentrak, Retailer shall be required to order all Cassettes of the same title for all of Retailer's Locations of similar or larger size to Location A). Notwithstanding anything to the contrary contained herein, Retailer shall have no obligation to order from Rentrak any Cassette that is offered to Retailer under PPT that (i) has a revenue sharing
         fee that exceeds [     ]* (ii) has a handling fee that exceeds [     ]*
         of the manufacturer's suggested retail price or (iii) has a lease term
         that exceeds [     ]* years. Rentrak shall have the right to adjust the
         terms of any Cassette in order to satisfy the aforementioned restrictions, in which event Retailer shall be required to order the Cassette pursuant to the terms of this Agreement.

         A. In the event Retailer fails to satisfy the Purchase Requirement in any given year, Retailer agrees to pay Rentrak the amount equal to the
         Purchase Requirement less the aggregate amount of [     ]* fee and
         [      ]* fee payments made to Rentrak during the Fiscal Year (the
         "Shortfall") along with an additional payment equal to [     ]* of the
         Shortfall in any given Fiscal Year. For example, if Retailer had gross
         revenues equal to $10,000,000 and Retailer paid Rentrak [     ]* fee
         and [     ]* fee payments equal to $5,500,000 for Cassettes obtained pursuant to this Agreement during a Fiscal Year in which the Purchase
         Requirement was the greater of [     ]* of gross revenues or $[     ]*
         the Shortfall would be [     ]* and the additional payment would be
         [     ]*. The Shortfall and additional payment due, if any, shall be paid to Rentrak on or before the 90th day after the end of the Fiscal Year in which the Shortfall occurred.

         B. With respect to Cassettes leased hereunder, Retailer may not purchase the Cassettes or other media of such title and use them as rental inventory, remove the title from rental availability except as provided herein, or take any other steps to deprive Rentrak of all available revenue under the established terms of the title's lease term except to the extent that, once "used sell-through" is permitted for a particular title by its terms, Retailer may remove Cassettes no longer required for rental use to Retailer's Warehouse for subsequent sale by recording the same as a sale and making the required remittance to Rentrak upon transfer.

         SECTION 7 - Section 7(C) of the National Account Agreement is amended by deleting the following: "Retailer may not, however, sell more than five (5) copies of any title to any one customer within any thirty (30) day period."

___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

         SECTION 8 - Section 8 of the National Account Agreement is deleted, amended in its entirety and shall read as follows:

         8. Retailer shall pay Rentrak a monthly data processing fee of $36 (U.S.) per individual Location per month, provided that such fee shall be only $20 (U.S.) per each Location per month for those Locations, if any, for which Rentrak is provided data by Retailer through Retailer's central Host Computer on magnetic tape or electronic interface acceptable to Rentrak in its sole discretion; provided, however, if the data for a Location at any time during the month (i) has less than a 97% title matched accuracy (e.g. titles are not correctly identified) or (ii) is delivered to Rentrak after 11:00 a.m. Pacific Standard Time on the Monday immediately following the weekly reporting period ending at 12:00 a.m. midnight Pacific Standard Time on the Thursday immediately preceding such Monday, the data processing fee for such Location shall be $36.00 (U.S.) for each such Location for that particular month. For example, for illustration purposes only, the applicable data processing rates are set forth opposite the described situation: 10 Locations transmitting data to Rentrak from each Location and 5 Locations not transmitting any data - $36 rate for the 15 Locations ($540 monthly fee); 15 Locations transmitting data through Retailer's central Host Computer on magnetic tape and transmission is timely and at least 97% matched title accurate - $20 rate for the 15 Locations ($300 monthly fee). In the event Retailer elects to communicate for all of its Retail Locations from one central Host Computer, Retailer shall be responsible for paying all costs incurred to deliver the data to Rentrak on a weekly basis in a form acceptable to Rentrak in its sole discretion. Provided that Rentrak has not terminated this Agreement, as provided herein, Retailer shall pay the data processing fees as set forth above whether or not Rentrak is in the PPT business.

         SECTION 9 - Section 9 of the National Account Agreement is hereby deleted, amended in its entirety and shall read as follows:

         9. Retailer shall be responsible for all property damage, theft or loss stemming from a catastrophe with respect to the Cassettes (the "Loss"). In the event of a Loss, Retailer shall pay Rentrak 50% of each Cassette's then-current manufacturer's suggested retail price that is subject to or covered by the Loss within thirty days of such Loss. Retailer may not substitute Cassettes from another source or Location for the Cassettes covered by or subject to the Loss. For purposes of this Agreement, Cassettes discovered missing in the ordinary course of business are to be recorded and paid for when discovered as if they had been sold to the public. Retailer shall notify Rentrak of any Loss that occurs outside the ordinary course of business promptly at the time Retailer discovers same.

         SECTION 13 - Section 13 of the National Account Agreement is deleted, amended in its entirety and shall read as follows:

         13. Retailer acknowledges that it is imperative that Program Suppliers, other customers of Rentrak, the parties to this Agreement, the titles involved, the reporting system established by Rentrak, any obligations of Retailer pursuant to this Agreement, and all other aspects of execution, delivery and performance of this Agreement, including the terms thereof, remain confidential. Retailer agrees that during the term of this Agreement and for twenty-four (24) months thereafter, it will not disclose to any individual or entity (including but not limited to, business associates, friends or relatives), any of the terms or conditions of this Agreement or any of the participants in the PPT system, the titles offered pursuant to this Agreement, the reporting system, or any obligations of Retailer and Rentrak pursuant to this Agreement, unless such disclosure is required by court order, federal or state securities laws or franchising laws, or to legal, accounting and financial advisors for purposes of obtaining advice regarding execution, delivery and performance of this Agreement, their obligations hereunder or the performance of their obligations pursuant to federal, state and local laws. Rentrak agrees that it will not provide a copy of this Agreement to any third party (except Program Suppliers or their auditors), unless such disclosure is required by court order, federal or state securities laws or to legal accounting and financial advisors for the purposes of obtaining advice regarding the execution, delivery and performance of this Agreement, its obligations hereunder or the performance of its obligations pursuant to federal, state and local laws, provided that Rentrak also may provide a copy of this Agreement to bona fide investors and its legal counsel and accountants. Each of the parties shall inform its advisors of this confidentiality provision and obtain from such professional advisor or third party an agreement to comply with the terms hereof. With respect to disclosures made under the securities laws pursuant to any filing with the Securities and Exchange Commission or any state securities commission, Retailer agrees to exercise its best efforts to maintain the confidentiality of this Agreement, including its terms by cooperating with Rentrak and seeking confidential treatment of the contemplated disclosures from the SEC or state securities commission, if requested in writing promptly by the other party. In the event that Retailer desires to disclose any of the terms or conditions of this Agreement including the existence of this Agreement, to a prospective bonafide investor, acquiror, lender or underwriter, such party shall reduce all of such proposed disclosures to writing and submit them to the Rentrak for approval. No disclosure shall be made until Rentrak has given its advance approval in writing, which approval shall not be unreasonably withheld or delayed, provided, however, that to the extent the person to whom disclosure is to be made is a present or potential competitor, customer, vendor or supplier of Rentrak, Rentrak may withhold its approval in its sole discretion. Retailer agrees that any approval of a disclosure to a bonafide investor, acquiror, lender or underwriter, shall be conditioned on such person executing a confidentiality agreement, in form and substance, reasonably satisfactory to Rentrak, requiring such investor, acquiror, lender or underwriter to protect the confidentiality of this Agreement pursuant to the terms hereof. Retailer agrees (on its own behalf and on behalf of its officers and directors) to make positive truthful statements concerning Rentrak and the PPT System and shall not in any way disparage Rentrak to the press, trade, public, customers, vendors or Program Suppliers of Rentrak or anyone else, except as may be required by applicable law. These obligations contained in this Section 13 shall survive the expiration and termination of this Agreement and continue thereafter for a period of twenty-four (24) months. Notwithstanding the foregoing, each party hereby agrees that it (and its officers and directors) shall confirm the existence of this Agreement. In the event of any unauthorized disclosure of any of the confidential terms stated in this Section 13 by

         Retailer, the term of this Agreement may, in Rentrak's sole discretion, be extended for one year for each violation of this Section 13.

         SECTION 17 - Section 17 of the National Account Agreement is hereby amended and shall read as follows:

         17. Subject to being extended as provided in this Agreement, this Agreement shall expire on the last day of the lease term of all Cassettes ordered by Retailer in its last order submitted to Rentrak on
         or prior to the date that is the [     ]*anniversary of the Effective
         Time (the "Termination Date"), unless terminated prior thereto as provided herein.

         (A) This Agreement may be terminated by Rentrak for no reason or any reason, prior to the Termination Date, upon ten days prior written notice of termination to Retailer.

         (B) Section 17(B) shall be as set forth in the National Account Agreement.

         (C) Retailer may terminate this Agreement if Rentrak (i) intentionally and willfully breaches this Agreement in any material respect that substantially impairs the value of this Agreement as a whole, (ii) such breach is capable of being cured at the time Rentrak receives such notice of breach from Retailer, and (iii), after receiving written notice from Retailer specifying the nature of the breach with reasonable particularity, Rentrak has failed to cure such breach or commence curative action to cure such breach within thirty (30) days of such written notice, provided that nothing herein shall give Retailer the right to terminate solely because Rentrak ceases to distribute Cassettes through the PPT System. Retailer's termination right pursuant to this Section 17(C) shall be the exclusive means by which Retailer may terminate its obligations under this Agreement and shall be in lieu of any and all other termination rights otherwise available to Retailer under applicable law, including but not limited to ORS 72A. 508.

         (D) Section 17(D) shall be as set forth in the National Account Agreement.

         (E) Section 17 (E) shall be as set forth in the National Account Agreement.

         SECTION 17(F) - The following paragraph shall be added to Section 17 of the National Account Agreement and shall read as follows:

         17(F). Upon expiration or termination of this Agreement and the Addendum for any reason, Rentrak and Retailer agree that they shall not make any derogatory, negative or otherwise disparaging remarks of any nature whatsoever about each other, except as required under federal or state securities laws in the opinion of counsel.

         SECTION 18 -- Section 18 of the National Account Agreement is hereby deleted in its entirety.

         SECTION 19 -- Section 19 of the National Account Agreement is deleted, amended in its entirety and shall read as follows:

___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

         Neither party shall assign, sell, give, lease, sublease, encumber, delegate or otherwise transfer, in whole or in part by operation of law or otherwise, any of its rights or obligations hereunder (an "Assignment") without the prior written consent of the other (in such other party's sole discretion), provided that, subject to any other provision herein and provided that no such assignment shall be to a competitor of Rentrak, the direct or indirect Assignment (by merger, consolidation, asset acquisition or operation of law) of any rights or obligations hereunder in whole or in part, by a party to any individual or entity acquiring directly or indirectly all or substantially all of the capital stock or assets of such party shall not be deemed an Assignment for purposes of this Section.

         SECTION 21(C) -- Section 21(C) of the National Account Agreement is hereby deleted in its entirety.

         SECTION 25 -- Section 25 of the National Account Agreement is hereby deleted in its entirety.

         SECTION 27 -- Section 27 of the National Account Agreement is hereby deleted in its entirety.

         SECTION 28 -- Section 28 of the National Account Agreement is hereby deleted in its entirety.

5. Additional Terms of National Account Agreement. The following additional terms shall be added to the National Account Agreement:

         SECTION 29 - Recitals as Part of Agreement. The recitals to this Agreement are hereby incorporated into and made a legally binding part of the National Account Agreement and Retailer shall take no action, directly or indirectly, to frustrate the purpose of this Agreement.

         SECTION 30 - No Harm to Rentrak's Business. Retailer covenants and agrees that throughout the entire term of this Agreement, Retailer shall not, directly or indirectly, acting alone or in concert with others, through its officers, directors, agents or employees, (i) take any action intended to undermine or harm Rentrak's business relationships with Program Suppliers, any motion picture studio, Rentrak's customers, or vendors or otherwise harm Rentrak's business
         (ii) take any action or do anything reasonably calculated to undermine or harm Rentrak's business relationships with Program Suppliers, any motion picture studios, Rentrak's customers or vendors or otherwise harm Rentrak's business.

         SECTION 31 - Advertising Credit. Subject to the terms and conditions provided in this Section, Retailer shall receive a co-op advertising
         credit from Rentrak equal to $[      ]*per Cassette ordered and
         received by Retailer through the PPT System. Such co-op advertising shall only be available to the extent that Retailer complies with all the requirements imposed by the Program Supplier for such credit including but not limited

___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

         to providing proof of performance, submission of tear sheets, invoices and other requests. The Program Supplier's determination as to whether this co-op advertising credit is available to Retailer shall be final and binding and Rentrak shall not be obligated to provide any co-op advertising credit in cases where a Program Supplier has rejected Retailer's claim for such credit. Rentrak makes no representation, warranty or assurance as to the availability of co-op advertising credit and Retailer may not take a credit or deduction for any advertising claims for which a credit has not been granted by Rentrak. To the extent co-op advertising credit is not fully utilized by
         Retailer within [     ]* months of shipment of the Cassettes for which
         the co-op advertising credit was issued on a particular title, such credit shall expire and no longer be of any value to Retailer. For the term of this Agreement, and if requested by a Program Supplier, Rentrak shall confirm Retailer shall be entitled to receive any Co-op monies available to Retailer ("Co-op Monies") directly from such Program Suppliers. In the alternative, if Rentrak receives such Co-op Monies from a Program Supplier directly that the Program Supplier advises Rentrak are for the account of Retailer, Rentrak shall immediately so notify Retailer and, upon compliance by Retailer with all of such Program Supplier's requirements, immediately forward all Co-op Monies related to Retailer's purchase or order of Cassettes from that Program Supplier directly to Retailer. The availability of such Co-op Monies, if any, shall be subject to the same conditions, terms, and limitation set forth in the preceding sentences of this Section 31.

         SECTION 32 - Press Release. Retailer and Rentrak will prepare and release a press release announcing the transaction contemplated herein substantially in the form attached hereto as Exhibit B, which Press Release is in a form mutually acceptable to the parties. Rentrak and Retailer agree not to release the press release until the signing of the definitive Merger Agreement pertaining to the Acquisition as indicated on Exhibit B.

         SECTION 33 - Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 34 - Cooperation. Retailer agrees to cause either its Chief Executive Officer or its President to accompany executive officers of
         Rentrak to visit [     ]* Motion Picture Studios at a mutually
         acceptable time or times but not to exceed the equivalent of two (2) weeks during the first year term of this Agreement following the Effective Time and in connection therewith to assist Rentrak in its
         efforts to obtain the participation of the [     ]* Motion Picture
         Studios on PPT.

         SECTION 35 - Sale of a Location or Locations. Subject to the provisions in the Recitals hereof relating to the sale of all or substantially all of Retailer's capital stock or assets (via merger, consolidation or otherwise) to a Third Party Acquiror (which circumstance shall not be governed by this provision), Retailer agrees not to sell or transfer to a person or an entity other than Retailer or its Affiliates (the "Transferee") any Locations through merger, consolidation, sale of assets, spin-off, or other means unless the Transferee or in the case of a spin-off the person or entity owning the spun-off assets legally assumes all obligations of Retailer remaining under this Agreement

___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

         with respect to such Location or Locations as though such person or entity was the Retailer pursuant to an Assumption Agreement in form and substance reasonably satisfactory to Rentrak. Retailer hereby guarantees the performance by the Transferee of the assumed obligations and shall remain liable therefor.

         SECTION 36 - Acquisition of Business of Rentrak Customers. Should Retailer or any of its Affiliates wish to acquire a retail video store or retailer of video cassettes (an "Acquisition") that at the time of acquisition is a customer of Rentrak, which customer is subject to a designated purchase requirement with regard to Cassettes leased under
         the PPT System (e.g., [     ]* of revenue or all requirements of leased
         Cassettes)( the "Rentrak PPT Customer"), Retailer shall provide Rentrak ten days' prior written notice of such proposed acquisition. Rentrak shall then promptly provide Retailer a list of all material terms of such Rentrak PPT Customer's agreement with Rentrak that are then in effect (the "Terms") and Retailer will not consummate the Acquisition unless Retailer has (i) assumed the Terms without modification, or (ii) negotiated modifications to the Terms that are acceptable to Rentrak (with each of Retailer and Rentrak agreeing to negotiate such modifications in good faith), provided that this provision shall not govern Retailer's acquisition of the business or assets of any of its franchisees who become Rentrak PPT Customers after the Effective Time. Retailer agrees that it will not directly or indirectly litigate the validity of the Terms or the modified terms, except as agreed between Retailer and Rentrak.

    6. National Account Agreement. Except as amended and supplemented by this Addendum, the National Account Agreement is otherwise confirmed in all respects and shall be given full force and effect.

    7. Counterparts. This Addendum may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the day and year first written above.

         THIS SPACE INTENTIONALLY LEFT BLANK










___________________

* The bracketed information has been omitted from this exhibit and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended.

                                        RENTRAK CORPORATION


                                        By:  /s/ Ron Berger
                                            ------------------------------
                                             Ron Berger, President


                                        VIDEO UPDATE, INC.


                                        By:  /s/ Daniel Potter
                                            ------------------------------
                                             Daniel Potter,
                                             Chief Executive Officer